Exhibit 99.1

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction and Basis of Presentation

As previously disclosed, certain wholly owned subsidiaries of the Company have entered into certain sublease agreements, on varying dates, pursuant to which they would lease certain skilled nursing facilities of the Company to third-party operators. On June 1, 2015, a sublease agreement for one facility became effective and the operations of the applicable facility under such sublease agreement were transferred. The facility for which a sublease agreement became effective on June 1, 2015 is as follows:

•	Mountain Trace Rehabilitation and Nursing Center, a 106-bed skilled nursing facility located in Sylva, North Carolina

The above effective sublease agreement is in addition to certain other sublease agreements which became effective on April 1, 2015 and May 1, 2015. See the Company’s Current Reports on Form 8-K filed on April 7, 2015 and May 6, 2015, respectively, for a description of these other sublease agreements. On a cumulative basis, the Company has entered into fifteen subleases which are currently effective and under which operations of the applicable facilities have transferred (“Cumulative Subleases”).
North Carolina and South Carolina Leases

As previously disclosed on February 27, 2015, three wholly-owned subsidiaries (each, a “Symmetry Healthcare Sublessor”) of the Company entered into separate sublease agreements pursuant to which each Symmetry Healthcare Sublessor leased one skilled nursing facility located in North Carolina and two skilled nursing facilities located in South Carolina, respectively, to a wholly-owned subsidiary of Symmetry Healthcare Management, LLC (each, a "Symmetry Healthcare Sublessee"). The sublease agreements were subject to, among other things: (i) such Symmetry Healthcare Sublessee’s receipt of all licenses and other approvals from the states of North Carolina and South Carolina to operate such facilities, respectively; and (ii) approval of the mortgage lender with respect to such facility. Each sublease agreement is structured as triple net lease wherein the Symmetry Healthcare Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. Pursuant to each sublease agreement, the initial lease term is fifteen years with a five-year renewal option. The annual rent under all of the sublease agreements in the first year is $1.7 million in the aggregate, and the annual rent under each sublease will escalate at 3% each year through the initial term and upon renewal. In connection with entering into the sublease agreements, each Symmetry Healthcare Sublessor and Symmetry Healthcare Sublessee also entered into an operations transfer agreement with respect to the applicable North Carolina and South Carolina facilities, each containing customary terms and conditions.

On March 20, 2015, each Symmetry Healthcare Sublessor entered into a separate First Amendment to the Lease Agreement, which amended each of the separate sublease agreements to, among other things: (i) extended the commencement date of the sublease agreement for Mountain Trace Rehabilitation and Nursing Center, the skilled nursing facility located in Sylva, North Carolina (the "Related Lease") to June 1, 2015; and (ii) included a 20% monthly base rent and asset management and professional services fee escalation provision for each of the two skilled nursing facilities located in South Carolina that would have taken effect if the Related Lease did not commence by June 1, 2015.

On May 31, 2015, the Symmetry Healthcare Sublessor for the Mountain Trace Rehabilitation and Nursing Center entered into a Second Amendment to the Lease Agreement, which amended the sublease agreement to, among other things: (i) reduce the first year base rent from $59,000 to $54,000; and (ii) specify a specific rent of $59,000 for the second year of the lease rather than the prior provision that the second year lease rate shall equal one hundred three percent (103%) of the base rent payable for the immediately preceding lease year.

The subleases for the two South Carolina skilled nursing facilities commenced on April 1, 2015.

The sublease for the 106-bed North Carolina skilled nursing facility, Mountain Trace Rehabilitation and Nursing Center, commenced on June 1, 2015.

Pro Forma Financials

The unaudited pro forma balance sheet as of March 31, 2015 is based on the historical balance sheet of the Company as of March 31, 2015 after giving effect to the commencement of the Cumulative Subleases as of such date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014 are based on the historical statement of operations of the Company for the three months ending March 31, 2015 and for the year ending December 31, 2014, respectively, giving effect to the commencement of the Cumulative Subleases as of January 1, 2014.

The unaudited pro forma condensed consolidated financial statements presented are based on the assumptions and adjustments set forth in the notes thereto. The unaudited pro forma adjustments made in the compilation of the unaudited pro forma consolidated financial statements were directly attributable to the commencement of the Cumulative Subleases, based upon available information and assumptions, which we consider to be reasonable, and made solely for purposes of developing such unaudited pro forma financial information in compliance with the disclosure requirements of the SEC. The unaudited pro forma consolidated financial information is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Cumulative Subleases commenced on the dates indicated.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Company's 2014 Annual Report on Form 10-K, filed on March 31, 2015, the Company's Current Report on Form 8-K, filed on April 7, 2015, the Company's Current Report on Form 8-K, filed on May 6, 2015, and the Company's 1st Quarter 2015 Periodic Report on Form 10-Q, filed on May 14, 2015.

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
MARCH 31, 2015
(Amounts in thousands)

	Unaudited			Pro Forma
	March 31, 2015	Adjustments		March 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$10,680	$(1,834)	(1) (2) (3) (4)	$8,846
Restricted cash and investments	3,303	—		3,303
Accounts receivable, net	23,879	—		23,879
Prepaid expenses and other	2,650	106	(2)	2,756
Deferred tax asset	569	—		569
Assets of disposal group held for sale	7,231	—		7,231
Assets of variable interest entity held for sale	5,954	—		5,954
Total current assets	54,266	(1,728)		52,538

Restricted cash and investments	4,769	—		4,769
Property and equipment, net	132,994	110	(4)	133,104
Intangible assets, net	6,391	—		6,391
Goodwill	4,224	—		4,224
Deferred loan costs, net	3,597	—		3,597
Other assets	2,212	1,894	(2)	4,106
Total assets	$208,453	$276		$208,729

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of notes payable and other debt	$17,602	$—		$17,602
Accounts payable and accrued expenses	34,038	(564)	(3)	33,474
Liabilities of disposal group held for sale	6,180	—		6,180
Liabilities of variable interest entity held for sale	5,958	—		5,958
Total current liabilities	63,778	(564)		63,214

Notes payable and other debt	122,031	—		122,031
Other liabilities and security deposits	2,262	888	(1)	3,150
Deferred tax liability	605	—		605
Total liabilities	188,676	324		189,000

Preferred stock	20,392	—		20,392
Stockholders' equity:
Common stock and additional paid-in-capital	63,787	—		63,787
Accumulated deficit	(61,732)	(48)	(4)	(61,780)
Total stockholders' equity	2,055	(48)		2,007
Noncontrolling interest in subsidiary	(2,670)	—		(2,670)
Total equity	(615)	(48)		(663)
Total liabilities and equity	$208,453	$276		$208,729

Notes:
(1)     Security deposits from tenants related to certain subleased entities in accordance with the lease agreements
(2)    Lease inducement payment made to lessees
(3)    Cash paid for vacation accrual reduction due to transfer of employees to lessees
(4)    Payments make for capital expenditures and repairs & maintenance

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2015
(Amounts in thousands, except per share data)

	Unaudited	Adjustments				Pro Forma
	Three Months Ended					Three Months Ended
	March 31, 2015	(1), (2), (3)		(4) (5)		March 31, 2015

Revenues:
Patient care revenues	$46,145	$(25,854)	(1)	$—		$20,291
Management revenues	218	—		—		218
Rental revenues	1,340	—		3,360	(4)	4,700
Total revenues	47,703	(25,854)		3,360		25,209

Expenses:
Cost of services	41,221	(23,192)	(1)	—		18,029
General and administrative expenses	3,170	(682)	(2)	—		2,488
Facility rent expense	1,931	—		—		1,931
Depreciation and amortization	1,706	—		—		1,706
Total expenses	48,028	(23,874)		—		24,154
Income (Loss) from Operations	(325)	(1,980)		3,360		1,055

Other Income (Expense):
Interest expense, net	(2,537)	25	(3)	60	(5)	(2,452)
Loss on extinguishment of debt	(680)	—		—		(680)
Other expense	(280)	—		—		(280)
Total other expense, net	(3,497)	25		60		(3,412)

Loss from Continuing Operations Before Income Taxes	(3,822)	(1,955)		3,420		(2,357)
Income tax expense	(20)	—		—		(20)
Loss from Continuing Operations	$(3,842)	$(1,955)		$3,420		$(2,377)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.22)					$(0.15)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.22)					$(0.15)

Weighted Average Shares Outstanding:
Basic	19,218					19,218
Diluted	19,218					19,218

Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(3)     Eliminate interest expense related to lines of credit collateralized by accounts receivable for two of the cumulative subleased entities
(4)     Straight line rental revenue resulting from the Cumulative Subleases
(5)    Imputed interest payments on special rent payments received

ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except per share data)

	Audited	Adjustments				Pro Forma
	For the Year Ended					For the Year Ended
	December 31, 2014	(1), (2), (3)		(4) (5)		December 31, 2014

Revenues:
Patient care revenues	$189,989	$(107,831)	(1)	$—		$82,158
Management revenues	1,493	—		—		1,493
Rental revenues	1,832	—		13,440	(4)	15,272
Total revenues	193,314	(107,831)		13,440		98,923

Expenses:
Cost of services	159,434	(90,928)	(1)	—		68,506
General and administrative expenses	15,541	(2,894)	(2)	—		12,647
Facility rent expense	7,080	—		—		7,080
Depreciation and amortization	7,300	—		—		7,300
Salary retirement and continuation costs	2,636	—		—		2,636
Total expenses	191,991	(93,822)		—		98,169
Income (Loss) from Operations	1,323	(14,009)		13,440		754

Other Income (Expense):
Interest expense, net	(10,780)	128	(3)	248	(5)	(10,404)
Acquisition costs, net of gains	(8)	—		—		(8)
Loss on extinguishment of debt	(1,803)	—		—		(1,803)
Loss on legal settlement	(600)	—		—		(600)
Loss on disposal of assets	(7)	—		—		(7)
Other expense	(888)	—		—		(888)
Total other expense, net	(14,086)	128		248		(13,710)

Loss from Continuing Operations Before Income Taxes	(12,763)	(13,881)		13,688		(12,956)
Income tax expense	(132)	—		—		(132)
Loss from Continuing Operations	$(12,895)	$(13,881)		$13,688		$(13,088)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Basic:
Continuing Operations	$(0.82)					$(0.83)

Net Loss per Share attributable to AdCare
Health Systems, Inc. Common Stockholders-Diluted:
Continuing Operations	$(0.82)					$(0.83)

Weighted Average Shares Outstanding:
Basic	17,930					17,930
Diluted	17,930					17,930

Notes:
(1)     Eliminate results of operations for the Cumulative Subleases
(2)    Eliminate management's estimated general and administrative expense related to the Cumulative Subleases
(3)     Eliminate interest expense related to lines of credit collateralized by accounts receivable for two of the cumulative subleased entities
(4)     Straight line rental revenue resulting from the Cumulative Subleases
(5)    Imputed interest payments on special rent payments received